Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2020 EARNINGS

•	Fourth quarter earnings per share (diluted) of $1.48, an increase of 46.5% compared to the fourth quarter 2019
•	Fourth quarter net income of $137.1 million
•	Deposits increased $901.3 million or 3.4% (13.6% annualized) during the fourth quarter 2020
•	Deposits increased $3.161 billion or 13.1% during 2020
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.92%(1)
•	Nonperforming assets remain low at 0.20% of fourth quarter average interest-earning assets
•	Return (annualized) on fourth quarter average assets of 1.63%
•	Returns (annualized) on fourth quarter average common equity of 8.98% and average tangible common equity of 19.57%(1)
•	Fourth quarter efficiency ratio of 40.77%(1)

HOUSTON, January 27, 2021. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2020 of $137.1 million compared with $86.1 million for the same period in 2019. Net income per diluted common share was $1.48 compared with $1.01 for the same period in 2019, which is net of merger related expenses of $0.43(1) per diluted common share. Excluding merger related expenses, the earnings per diluted common share was $1.44(1) for the fourth quarter 2019. Additionally, deposits increased $901.3 million or 3.4% (13.6% annualized) during the fourth quarter 2020 and nonperforming assets remain low at 0.20% of fourth quarter average interest-earning assets with an annualized return on fourth quarter average assets of 1.63%. On November 1, 2019, LegacyTexas Financial Group, Inc. (“LegacyTexas”) merged with Prosperity Bancshares and LegacyTexas Bank merged with Prosperity Bank (collectively, the “Merger”).

“Prosperity Bancshares reported some of the best results in our history, with net income of $137.1 million for the fourth quarter of 2020 and $528.9 million for the full year. Much of the success is attributed to the dedicated associates of Prosperity and LegacyTexas who helped make our combination with LegacyTexas successful. Also, during 2020 we had organic deposit growth of $3.161 billion, a 13.1% increase. Asset quality continued to improve with nonperforming assets at 0.20% of fourth quarter average earning assets. We ended the year with $59.6 million in nonperforming assets compared with $69.5 million at September 30, 2020, a 14.3% decrease,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Texas and Oklahoma continue to benefit from a pro-business attitude. Companies continue to move to Texas, with HP and Oracle announcing a headquarters move and other companies, such as Tesla, announcing a major expansion into Texas. The Federal Reserve Bank of Dallas has projected a nationwide 5% GDP growth by year-end 2021 and an unemployment rate of 4.5%, noting that the first half of the year will be slower, with an expected increase in the second half of the year. We believe Texas will have a higher growth rate and outperform other states over the next several years,” continued Zalman.

“We expect that we will face several challenges over the next few years, such as higher tax rates that will affect income and continued low interest rates that will affect our net interest margin. However, a steeper yield curve could help to mitigate both issues,” added Zalman.

“Again, I would like to thank all our customers, shareholders and associates for their dedication and support of our company,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2020

Net income was $137.1 million(2) for the three months ended December 31, 2020 compared with $86.1 million(3) for the same period in 2019, an increase of $51.0 million or 59.2%. Net income per diluted common share was $1.48 for the three months ended December 31, 2020 compared with $1.01 for the same period in 2019, an increase of 46.5%. Net income for the fourth quarter of 2019 included $46.4 million of merger related expenses, or $0.43(1) per diluted common share. Net income was $137.1 million(2) for the three months ended December 31, 2020 compared with $130.1 million(4) for the three months ended September 30, 2020, an increase of $7.0 million or 5.4%. Net income per diluted common share was $1.48 for the three months ended December 31, 2020 compared with $1.40 for the three months ended September 30, 2020, an increase of 5.7%. Net income for the fourth quarter of 2020 had no provision for credit losses, reflected a $3.3 million decrease in interest expense and a $6.5 million decrease in loan discount accretion compared to the net income for the third quarter of 2020. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2020 were 1.63%, 8.98% and 19.57%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 40.77%(1) for the three months ended December 31, 2020.

Net interest income before provision for credit losses for the three months ended December 31, 2020 was $257.6 million compared with $232.0 million for the same period in 2019, an increase of $25.6 million or 11.0%. The increase was primarily due to an increase in the average balance of interest-earning assets, a decrease in the average rate on interest-bearing liabilities and three months of combined bank earnings in the fourth quarter of 2020 compared to only two months in the fourth quarter of 2019 following the Merger, partially offset by decreases in interest income on securities and loan discount accretion of $7.7 million. On a linked quarter basis, net interest income before provision for credit losses was $257.6 million compared with $258.1 million for the three months ended September 30, 2020, a decrease of $479 thousand or 0.2%.

The net interest margin on a tax equivalent basis was 3.49% for the three months ended December 31, 2020 compared with 3.66% for the same period in 2019. The change was primarily due to an increase in lower yielding Warehouse Purchase Program and Paycheck Protection Program (“PPP”) loans, a $7.7 million decrease in loan discount accretion and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.49% for the three months ended December 31, 2020 compared with 3.57% for the three months ended September 30, 2020. This change was primarily due to a $6.5 million decrease in loan discount accretion, higher net premium amortization on securities and higher cash balances due to excess liquidity, partially offset by higher PPP loan fee income during the fourth quarter.

Noninterest income was $36.5 million for the three months ended December 31, 2020 compared with $35.5 million for the same period in 2019, an increase of $1.0 million or 2.9%. This increase was primarily due to an increase in mortgage income and lower loss on write-down of assets, partially offset by a decrease in nonsufficient funds (“NSF”) fees. On a linked quarter basis, noninterest income increased $1.6 million or 4.6% to $36.5 million compared with $34.9 million for the three months ended September 30, 2020. This increase was primarily due to increases in mortgage income and NSF fees.

Noninterest expense was $120.2 million for the three months ended December 31, 2020 compared with $156.5 million for the same period in 2019, a decrease of $36.2 million or 23.2%, primarily due to the $46.4 million of merger related expenses recorded during

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(2)	Includes purchase accounting adjustments of $13.3 million, net of tax, primarily comprised of loan discount accretion of $16.1 million for the three months ended December 31, 2020.
(3)

Includes purchase accounting adjustments of $20.0 million, net of tax, primarily comprised of loan discount accretion of $23.7 million, and merger related expenses of $46.4 million for the three months ended December 31, 2019.

(4)	Includes purchase accounting adjustments of $18.7 million, net of tax, primarily comprised of loan discount accretion of $22.5 million for the three months ended September 30, 2020.
(5)

Includes purchase accounting adjustments of $76.5 million, net of tax, primarily comprised of loan discount accretion of $91.3 million, and merger related expenses of $8.0 million and a tax benefit for NOL of $20.1 million for the year ended December 31, 2020.

(6)

Includes purchase accounting adjustments of $22.9 million, net of tax, primarily comprised of loan discount accretion of $28.0 million, and merger related expenses of $46.4 million for the year ended December 31, 2019.

the fourth quarter of 2019, partially offset by higher salaries and benefits expense in the fourth quarter of 2020 due to three months of salaries and benefits compared to two months in the fourth quarter of 2019 resulting from the Merger. On a linked quarter basis, noninterest expense increased $2.3 million or 1.9% to $120.2 million compared with $117.9 million for the three months ended September 30, 2020. The increase was primarily due to an increase in salaries and benefits.

Results of Operations for the Year Ended December 31, 2020

Net income was $528.9 million(5) for the year ended December 31, 2020 compared with $332.6 million(6) for the prior year, an increase of $196.4 million or 59.0%. Net income per diluted common share was $5.68 for the year ended December 31, 2020 compared with $4.52 for the prior year, an increase of 25.7%. The increase in net income and earnings per diluted common share for the year ended December 31, 2020 was primarily due to the Merger, a $38.4 million decrease in merger related expenses and a tax benefit for net operating losses (“NOL”) of $20.1 million. Annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2020 were 1.62%, 8.85% and 19.83%(1), respectively. Excluding merger related expenses, net of tax, and the NOL tax benefit, annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2020 were 1.58%(1), 8.62%(1) and 19.31%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 42.58%(1) for the year ended December 31, 2020. Excluding merger related expenses (and net gains and losses on the sale or write down of assets and taxes) the efficiency ratio was 41.89%(1) for the year ended December 31, 2020.

Net interest income before provision for credit losses for the year ended December 31, 2020 was $1.031 billion compared with $695.8 million for the prior year, an increase of $335.0 million or 48.1%. This change was primarily due to the Merger and the increase in loan discount accretion of $63.3 million.

The net interest margin on a tax equivalent basis for the year ended December 31, 2020 was 3.64% compared with 3.32% for the prior year. This change was primarily due to increased interest-earning assets due to the Merger and the increase in loan discount accretion of $63.3 million.

Noninterest income was $131.5 million for the year ended December 31, 2020 compared with $124.3 million for the prior year, an increase of $7.3 million or 5.8%. This increase was primarily due to increases in mortgage income, credit card, debit card and ATM card income and service charges on deposit accounts, all primarily due to the Merger, partially offset by a higher net loss on write-down of assets of $3.7 million and decrease in NSF fees.

Noninterest expense was $497.2 million for the year ended December 31, 2020 compared with $396.5 million for the prior year, an increase of $100.7 million or 25.4%. The change was primarily due to increases in salaries and benefits, credit and debit card, data processing and software amortization, net occupancy and equipment and other noninterest expense, all primarily due to the Merger, partially offset by a $38.4 million decrease in merger related expenses.

Balance Sheet Information

At December 31, 2020, Prosperity had $34.059 billion in total assets, an increase of $1.874 billion or 5.8% compared with $32.186 billion at December 31, 2019.

Loans at December 31, 2020 were $20.247 billion, an increase of $1.402 billion or 7.4%, compared with $18.845 billion at December 31, 2019. Linked quarter loans decreased $548.7 million or 2.6% from $20.796 billion at September 30, 2020, primarily due to a $430.6 million decrease in PPP loans. At December 31, 2020, the Company had $963.2 million of PPP loans.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2020, oil and gas loans totaled $512.7 million (net of discount and excluding PPP loans totaling $88.7 million) or 2.5% of total loans, of which $285.8 million were production loans and $226.9 million were servicing loans, compared with total oil and gas loans of $698.3 million (net of discount) or 3.7% of total loans at December 31, 2019, of which $401.5 million were production loans and $296.8 million were servicing loans. In addition, as of December 31, 2020, Prosperity had total unfunded commitments to oil and gas companies of $243.2 million compared with total unfunded commitments to oil and gas companies of $342.2 million as of December 31, 2019. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At December 31, 2020, loans to hotels totaled $393.8 million (excluding PPP loans totaling $6.5 million) or 1.9% of total loans and loans to restaurants totaled $214.7 million (excluding PPP loans totaling $83.6 million) or 1.1% of total loans.

Deposits at December 31, 2020 were $27.360 billion, an increase of $3.161 billion or 13.1%, compared with $24.200 billion at December 31, 2019. Linked quarter deposits increased $901.3 million or 3.4% from $26.459 billion at September 30, 2020.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
LegacyTexas:
Loans held for sale (1)	$—	$—	$15,725	$54,229	$66,745
Loans held for investment	6,013,305	6,349,251	6,601,006	6,713,337	6,636,855
Loans held for investment - Warehouse Purchase Program	2,842,379	2,730,614	2,557,183	1,713,762	1,552,762
All other loans	11,391,260	11,715,776	11,851,259	10,645,867	10,588,984
Total loans	$20,246,944	$20,795,641	$21,025,173	$19,127,195	$18,845,346

Deposits assumed (including new deposits since acquisition date):
LegacyTexas	$6,047,363	$5,977,357	$5,997,395	$5,605,986	$6,141,546
All other deposits	21,313,129	20,481,849	20,155,293	18,220,371	18,058,186
Total deposits	$27,360,492	$26,459,206	$26,152,688	$23,826,357	$24,199,732

(1) The LegacyTexas mortgage business was combined with the Prosperity Bank mortgage business in the second quarter of 2020. Accordingly, all loans held for sale will be reported only for Prosperity Bank going forward and not separately tracked for LegacyTexas.

Excluding loans acquired in the Merger and new production by the acquired lending operations since November 1, 2019, loans at December 31, 2020 grew $802.3 million or 7.6% compared with December 31, 2019 and decreased $324.5 million or 2.8% compared with September 30, 2020.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since November 1, 2019, deposits at December 31, 2020 grew $3.255 billion or 18.0% compared with December 31, 2019 and grew $831.3 million or 4.1% compared with September 30, 2020.

Asset Quality

Nonperforming assets totaled $59.6 million or 0.20% of quarterly average interest-earning assets at December 31, 2020, compared with $62.9 million or 0.25% of quarterly average interest-earning assets at December 31, 2019, and $69.5 million or 0.24% of quarterly average interest-earning assets at September 30, 2020.

The allowance for credit losses on loans was $316.1 million or 1.56% of total loans at December 31, 2020 compared to $323.6 million or 1.56% of total loans at September 30, 2020 and $87.5 million or 0.46% of total loans at December 31, 2019. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.92%(1) at December 31, 2020 compared with 1.94%(1) at September 30, 2020 and 0.51%(1) at December 31, 2019. On January 1, 2020, Prosperity adopted the measurement of current expected credit losses (“CECL”). Upon adoption of CECL, Prosperity recognized an increase in allowance for credit losses on loans of $108.7 million, of which $102.5 million was related to LegacyTexas and an increase in allowance for credit losses on off-balance sheet credit exposures of $24.4 million, of which $6.3 million was related to LegacyTexas, with a corresponding decrease in retained earnings (pre-tax). Additionally, Prosperity recognized an increase in the allowance for credit losses on loans of $131.8 million, of which $130.3 million was related to LegacyTexas, due to the reclass of purchased credit deteriorated (“PCD”) discounts as a result of adopting CECL.

There was no provision for credit losses for the three months ended December 31, 2020 compared with $1.7 million for the three months ended December 31, 2019 and $10.0 million for the three months ended September 30, 2020.  The provision for credit losses was $20.0 million for the year ended December 31, 2020 compared with $4.3 million for the year ended December 31, 2019.

Net charge-offs were $7.6 million for the three months ended December 31, 2020 compared with net charge-offs of $1.3 million for the three months ended December 31, 2019 and net charge-offs of $10.6 million for the three months ended September 30, 2020. Net charge-offs for the fourth quarter of 2020 included $4.8 million related to resolved PCD loans. These PCD loans had specific reserves of $9.6 million, of which $4.8 million was allocated to the charge-offs and $4.8 million was moved to the general reserve. Further, an additional $4.8 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve. Net charge-offs were $31.9 million for the year ended December 31, 2020 compared with $3.3 million for the year ended

December 31, 2019. Net charge-offs for the year ended December 31, 2020 included $25.7 million related to resolved PCD loans. These PCD loans had specific reserves of $53.8 million, of which $25.7 million was allocated to the charge-offs and $28.1 million was moved to the general reserve.

Dividend

Prosperity Bancshares declared a first quarter cash dividend of $0.49 per share to be paid on April 1, 2021 to all shareholders of record as of March 15, 2021.

Stock Repurchase Program

On January 26, 2021, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.65 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 26, 2022, at the discretion of management. Prosperity Bancshares repurchased 4.0 thousand shares of its common stock at an average weighted price of $50.89 during the three months ended December 31, 2020 and 2.2 million shares of its common stock at an average weighted price of $52.47 per share during the year ended December 31, 2020.

Redemption of Outstanding Subordinated Notes

On November 30, 2020, $125.0 million in subordinated notes assumed in the Merger were redeemed. The redemption was funded by dividends from Prosperity Bank.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, Hubei Province, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. On March 13, 2020, the U.S. President announced a national emergency relating to the pandemic, which has since been extended. On October 7, 2020, the Governor of Texas extended the proclamation certifying that COVID-19 poses an imminent threat of disaster in the state and declaring a state of disaster for all counties in Texas and detailed the ongoing plan to open businesses and activities in Texas. On December 14, 2020, the Governor of Oklahoma extended the executive order that declared an emergency caused by the impending threat of COVID-19 to the people of Oklahoma. The Bank is considered an essential business and is closely monitoring the latest developments regarding COVID-19. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on the Company’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact the Company’s operations and financial results during 2021 cannot be reasonably or reliably estimated at this time.

The health and safety of the Bank’s associates, customers, and communities are of utmost importance; and the Company has taken additional measures in an effort to ensure this safety, including restricting nonessential employee travel, expanding remote access availability, distancing work stations, professional cleaning of its facilities, and signs and distancing reminders for customers in the banking centers. Further, the Company remains committed to providing uninterrupted and reliable banking service and has business continuity plans and protocols in place to ensure critical operations are able to continue without disruption.

In response to the COVID-19 pandemic, on March 27, 2020 the President of the United States signed the CARES Act into law. The CARES Act provides assistance for American workers, families and small businesses. The Paycheck Protection Program (“PPP”), established by the CARES Act and implemented by the Small Business Administration (“SBA”) with support from the Department of the Treasury, provides small businesses with funds to pay payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities and are 100% guaranteed by the SBA. On June 5, 2020, the President signed the Paycheck Protection Program Flexibility Act of 2020 (“PPP Flexibility Act”), which modified the covered expense period from eight weeks to 24 weeks, extended the maturity date of the loans out to five years and gave greater flexibility to employers having difficulty hiring workers. PPP loans originated prior to June 5, 2020, have a two year term and earn interest at 1%. PPP loans originated on and after June 5, 2020, have a minimum five year term, which can be extended for up to five additional years if the lender and borrower both agree. The Consolidated Appropriations Act of 2021 (“CAA”), which was signed into law on December 27, 2020, extends certain provisions of the CARES Act, provides additional funding and contains new relief provisions. The CAA extended the PPP application period to March 31, 2021 and permits eligible companies to obtain a second PPP loan (“second draw”) under terms specified in the CAA, with a maximum amount of $2.0 million and limit of one second draw loan.  Second draw PPP borrowers are eligible for loan forgiveness on the same terms as the first draw PPP borrowers, whose loans are eligible for early forgiveness by the SBA as provided by the CARES Act, the PPP Flexibility Act, the CAA and related regulations and guidance. Lenders that were permitted to approve first draw PPP loans are permitted to approve second draw loans. Additionally, the Bank is entitled to a per loan processing fee based on a tiered schedule ranging from 5% to 1% of the loan balance for the first draw PPP loans, and the CAA established pre-determined fees for processing and servicing the second draw PPP loans. In 2020, the Company obtained SBA approvals on approximately 11,900 loans totaling $1.397 billion and, as of December 31, 2020, had an outstanding balance of 8,816 loans totaling $963.2 million after remittance. The Company has also provided relief to its loan customers through loan extensions and deferrals.

Merger with LegacyTexas Financial Group, Inc.

On November 1, 2019, Prosperity completed the merger with LegacyTexas and its wholly-owned subsidiary LegacyTexas Bank headquartered in Plano, Texas. LegacyTexas Bank operated 42 locations in 19 North Texas cities in and around the Dallas-Fort Worth area.

Pursuant to the terms of the merger agreement, Prosperity issued 26,228,148 shares of Prosperity common stock with a closing price of $69.02 per share plus $318.0 million in cash, made up of $308.6 million in cash and $9.4 million in cash for taxes withheld, for all outstanding shares of LegacyTexas. This resulted in goodwill of $1.331 billion as of December 31, 2020, which was subject to subsequent fair value adjustments. During the second quarter of 2020, Prosperity completed the operational conversion of LegacyTexas Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 27, 2021 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2020 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 9347138.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcast & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2020, Prosperity Bancshares, Inc.® is a $34.059 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

As of December 31, 2020, Prosperity operated 275 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 65 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on the Bank’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended September 30, 2020, and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Kerens	Hempstead	98th Street
Bryan	Garland	Longview	Hitchcock	Avenue Q
Bryan-29th Street	Grapevine	Mount Vernon	Liberty	North University
Bryan-East	Grapevine Main	Palestine	Magnolia	Texas Tech Student Union
Bryan-North	Kiest	Rusk	Magnolia Parkway
Caldwell	Lake Highlands	Seven Points	Mont Belvieu	Midland
College Station	McKinney	Teague	Nederland	Wadley
Crescent Point	McKinney Eldorado	Tyler-Beckham	Needville	Wall Street
Hearne	McKinney Redbud	Tyler-South Broadway	Rosenberg
Huntsville	North Carrolton	Tyler-University	Shadow Creek	Odessa
Madisonville	Oak Cliff	Winnsboro	Spring	Grandview
Navasota	Park Cities		Tomball	Grant
New Waverly	Plano	Houston Area	Waller	Kermit Highway
Rock Prairie	Plano-West	Houston	West Columbia	Parkway
Southwest Parkway	Preston Forest	Aldine	Wharton
Tower Point	Preston Parker	Alief	Winnie	Other West Texas Area
Wellborn Road	Preston Royal	Bellaire	Wirt	Locations
	Red Oak	Beltway		Big Spring
Central Texas Area	Richardson	Clear Lake	South Texas Area -	Brownfield
Austin	Richardson-West	Copperfield	Corpus Christi	Brownwood
Allandale	Rosewood Court	Cypress	Calallen	Cisco
Cedar Park	The Colony	Downtown	Carmel	Comanche
Congress	Tollroad	Eastex	Northwest	Early
Lakeway	Trinity Mills	Fairfield	Saratoga	Floydada
Liberty Hill	Turtle Creek	First Colony	Timbergate	Gorman
Northland	West 15th Plano	Fry Road	Water Street	Levelland
Oak Hill	West Allen	Gessner		Littlefield
Research Blvd	Westmoreland	Gladebrook	Victoria	Merkel
Westlake	Wylie	Grand Parkway	Victoria Main	Plainview
		Heights	Victoria-Navarro	San Angelo
Other Central Texas Area	Fort Worth	Highway 6 West	Victoria-North	Slaton
Locations	Haltom City	Little York	Victoria Salem	Snyder
Bastrop	Hulen	Medical Center
Canyon Lake	Keller	Memorial Drive	Other South Texas Area	Oklahoma
Dime Box	Museum Place	Northside	Locations	Central Oklahoma Area
Dripping Springs	Renaissance Square	Pasadena	Alice	Oklahoma City
Elgin	Roanoke	Pecan Grove	Aransas Pass	23rd Street
Flatonia	Stockyards	Pin Oak	Beeville	Expressway
Georgetown		River Oaks	Colony Creek	I-240
Gruene	Other Dallas/Fort Worth Area	Sugar Land	Cuero	Memorial
Kingsland	Locations	SW Medical Center	Edna
La Grange	Arlington	Tanglewood	Goliad	Other Central Oklahoma Area
Lexington	Azle	The Plaza	Gonzales	Locations
New Braunfels	Ennis	Uptown	Hallettsville	Edmond
Pleasanton	Flower Mound	Waugh Drive	Kingsville	Norman
Round Rock	Gainesville	Westheimer	Mathis
San Antonio	Glen Rose	West University	Padre Island	Tulsa Area
Schulenburg	Granbury	Woodcreek	Palacios	Tulsa
Seguin	Grand Prairie		Port Lavaca	Garnett
Smithville	Jacksboro	Katy	Portland	Harvard
Thorndale	Mesquite	Cinco Ranch	Rockport	Memorial
Weimar	Muenster	Katy-Spring Green	Sinton	Sheridan
	Runaway Bay		Taft	S. Harvard
Dallas/Fort Worth Area	Sanger	The Woodlands	Yoakum	Utica Tower
Dallas	Waxahachie	The Woodlands-College Park	Yorktown	Yale
14th Street Plano	Weatherford	The Woodlands-I-45
Abrams Centre		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Addison	East Texas Area		Abilene	Owasso
Allen	Athens	Other Houston Area	Antilley Road
Balch Springs	Blooming Grove	Locations	Barrow Street
Camp Wisdom	Canton	Angleton	Cypress Street
Carrollton	Carthage	Bay City	Judge Ely
Cedar Hill	Corsicana	Beaumont	Mockingbird
Coppell	Crockett	Cleveland
East Plano	Eustace	East Bernard	Lubbock
Euless	Gilmer	El Campo	4th Street
Frisco	Grapeland	Dayton	66th Street
Frisco Gaylord	Gun Barrel City	Galveston	82nd Street
Frisco Warren	Jacksonville	Groves	86th Street

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Balance Sheet Data (at period end)
Loans held for sale	$46,777	$51,694	$39,516	$65,035	$80,959
Loans held for investment	17,357,788	18,013,333	18,428,474	17,348,398	17,211,625
Loans held for investment - Warehouse Purchase Program	2,842,379	2,730,614	2,557,183	1,713,762	1,552,762
Total loans	20,246,944	20,795,641	21,025,173	19,127,195	18,845,346

Investment securities(A)	8,542,820	7,431,495	7,717,586	8,295,495	8,570,056
Federal funds sold	553	56,469	568	676	519
Allowance for credit losses(B)	(316,068)	(323,635)	(324,205)	(327,206)	(87,469)
Cash and due from banks	1,342,996	1,031,193	332,873	381,458	573,589
Goodwill	3,231,636	3,231,692	3,231,964	3,223,144	3,223,671
Core deposit intangibles, net	73,235	76,478	79,748	83,041	86,404
Other real estate owned	10,593	11,548	6,160	5,452	6,936
Fixed assets, net	323,572	325,994	324,975	327,293	326,832
Other assets	602,994	560,724	571,807	626,951	639,824
Total assets	$34,059,275	$33,197,599	$32,966,649	$31,743,499	$32,185,708

Noninterest-bearing deposits	$9,151,233	$8,998,328	$9,040,257	$7,461,323	$7,763,894
Interest-bearing deposits	18,209,259	17,460,878	17,112,431	16,365,034	16,435,838
Total deposits	27,360,492	26,459,206	26,152,688	23,826,357	24,199,732
Other borrowings	—	2,570	103,131	1,338,429	1,303,730
Securities sold under repurchase agreements	389,583	380,274	365,335	344,695	377,294
Subordinated notes	—	125,146	125,365	125,585	125,804
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	29,947	29,947	29,947	5,599
Other liabilities	148,584	165,579	242,061	222,912	202,714
Total liabilities	27,928,606	27,162,722	27,018,527	25,887,925	26,214,873
Shareholders' equity(C)	6,130,669	6,034,877	5,948,122	5,855,574	5,970,835
Total liabilities and equity	$34,059,275	$33,197,599	$32,966,649	$31,743,499	$32,185,708

(A)

Includes $974, $(442), $(1,767), $(3,421) and $763 in unrealized gains (losses) on available for sale securities for the quarterly periods ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.

(B)	ASU 2016-13 became effective for Prosperity on January 1, 2020.
(C)

Includes $770, $(349), $(1,396), $(2,703) and $602 in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Income Statement Data
Interest income:
Loans	$241,625	$244,255	$242,772	$247,243	$222,910	$975,895	$621,443
Securities(D)	36,721	38,033	43,776	48,282	49,348	166,812	209,812
Federal funds sold and other earning assets	301	144	45	713	600	1,203	1,683
Total interest income	278,647	282,432	286,593	296,238	272,858	1,143,910	832,938

Interest expense:
Deposits	19,757	22,458	25,269	35,018	32,759	102,502	111,388
Other borrowings	33	52	533	2,932	6,115	3,550	21,323
Securities sold under repurchase agreements	224	309	337	757	879	1,627	3,383
Subordinated notes and trust preferred	999	1,500	1,499	1,500	1,075	5,498	1,075
Total interest expense	21,013	24,319	27,638	40,207	40,828	113,177	137,169
Net interest income	257,634	258,113	258,955	256,031	232,030	1,030,733	695,769
Provision for credit losses	—	10,000	10,000	—	1,700	20,000	4,300
Net interest income after provision for credit losses	257,634	248,113	248,955	256,031	230,330	1,010,733	691,469

Noninterest income:
Nonsufficient funds (NSF) fees	8,051	7,156	5,645	9,443	9,990	30,295	34,614
Credit card, debit card and ATM card income	8,193	8,315	7,263	7,474	7,728	31,245	26,867
Service charges on deposit accounts	6,046	5,920	5,790	6,104	5,597	23,860	20,604
Trust income	2,192	2,502	2,242	2,662	2,582	9,598	10,227
Mortgage income	3,989	2,958	1,820	2,010	2,455	10,777	5,006
Brokerage income	642	628	584	650	625	2,504	2,361
Bank owned life insurance income	1,252	1,449	1,508	1,545	1,502	5,754	5,426
Net (loss) gain on sale or write-down of assets	(675)	(528)	(3,945)	(385)	(1,870)	(5,533)	(1,813)
Other noninterest income	6,857	6,524	4,768	4,885	6,897	23,034	20,989
Total noninterest income	36,547	34,924	25,675	34,388	35,506	131,534	124,281

Noninterest expense:
Salaries and benefits	77,809	75,068	79,109	77,282	69,356	309,268	226,348
Net occupancy and equipment	8,223	8,644	9,190	8,980	7,420	35,037	23,985
Credit and debit card, data processing and software amortization	8,442	8,776	11,690	11,421	9,158	40,329	23,624
Regulatory assessments and FDIC insurance	2,670	2,512	2,601	2,078	2,095	9,861	8,608
Core deposit intangibles amortization	3,243	3,270	3,293	3,363	2,705	13,169	6,537
Depreciation	4,261	4,605	4,598	4,768	4,212	18,232	13,713
Communications	2,931	3,027	3,324	3,195	3,012	12,477	9,679
Other real estate expense	279	258	40	46	57	623	328
Net (gain) loss on sale or write-down of other real estate	(195)	(137)	4	(130)	(49)	(458)	(395)
Merger related expenses	—	—	7,474	544	46,402	8,018	46,402
Other noninterest expense	12,542	11,896	13,045	13,194	12,083	50,677	37,713
Total noninterest expense	120,205	117,919	134,368	124,741	156,451	497,233	396,542
Income before income taxes	173,976	165,118	140,262	165,678	109,385	645,034	419,208
Provision for income taxes	36,885	35,054	9,361	34,830	23,251	116,130	86,656
Net income available to common shareholders	$137,091	$130,064	$130,901	$130,848	$86,134	$528,904	$332,552

(D) Interest income on securities was reduced by net premium amortization of $11,509, $10,089, $9,224, $8,005 and $8,556 for the three-month periods ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively, and $38,827 and $30,779 for the years ended December 31, 2020 and December 31, 2019, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended								Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Dec 31, 2020		Dec 31, 2019
Profitability
Net income (E) (F)	$137,091	$130,064	$130,901		$130,848		$86,134		$528,904		$332,552

Basic earnings per share	$1.48	$1.40	$1.41		$1.39		$1.01		$5.68		$4.52
Diluted earnings per share	$1.48	$1.40	$1.41		$1.39		$1.01		$5.68		$4.52

Return on average assets (G)	1.63%	1.58%	1.61%	(K)	1.67%	(K)	1.19%	(K)	1.62%	(K)	1.38%	(K)
Return on average common equity (G)	8.98%	8.64%	8.84%	(K)	8.86%	(K)	6.33%	(K)	8.85%	(K)	7.46%	(K)
Return on average tangible common equity (G) (H)	19.57%	19.19%	19.98%	(K)	20.16%	(K)	12.50%	(K)	19.83%	(K)	14.23%	(K)
Tax equivalent net interest margin (E) (F) (I)	3.49%	3.57%	3.69%		3.81%		3.66%		3.64%		3.32%
Efficiency ratio (H) (J)	40.77%	40.17%	46.56%	(L)	42.90%	(L)	58.07%	(L)	42.58%	(L)	48.25%	(L)

Liquidity and Capital Ratios
Equity to assets	18.00%	18.18%	18.04%		18.45%		18.55%		18.00%		18.55%
Common equity tier 1 capital	13.74%	13.17%	12.29%		12.27%		12.30%		13.74%		12.30%
Tier 1 risk-based capital	13.74%	13.17%	12.29%		12.27%		12.30%		13.74%		12.30%
Total risk-based capital	14.23%	14.28%	13.36%		12.81%		12.70%		14.23%		12.70%
Tier 1 leverage capital	9.67%	9.57%	9.41%		9.49%		10.42%		9.67%		10.37%
Period end tangible equity to period end tangible assets (H)	9.19%	9.12%	8.89%		8.96%		9.21%		9.19%		9.21%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,559	92,656	92,658		94,371		85,573		93,058		73,524
Diluted	92,559	92,656	92,658		94,371		85,573		93,058		73,524
Period end shares outstanding	92,571	92,562	92,660		92,652		94,746		92,571		94,746
Cash dividends paid per common share	$0.49	$0.46	$0.46		$0.46		$0.46		$1.87		$1.69
Book value per common share	$66.23	$65.20	$64.19		$63.20		$63.02		$66.23		$63.02
Tangible book value per common share (H)	$30.53	$29.46	$28.45		$27.52		$28.08		$30.53		$28.08

Common Stock Market Price
High	$70.38	$60.63	$72.95		$75.22		$74.35		$75.22		$75.36
Low	$50.43	$48.80	$43.68		$42.02		$66.60		$42.02		$61.65
Period end closing price	$69.36	$51.83	$59.38		$48.25		$71.89		$69.36		$71.89
Employees – FTE (excluding overtime)	3,756	3,716	3,793		3,801		3,867		3,756		3,867
Number of banking centers	275	275	275		285		285		275		285

(E) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Loan discount accretion
ASC 310-20	$13,514	$16,729	$17,999	$22,463	$17,834	$70,705	$21,194
ASC 310-30	$2,545	$5,805	$6,267	$6,019	$5,908	$20,636	$6,851
Securities net amortization	$66	$116	$203	$194	$201	$579	$847
Time deposits amortization	$790	$1,240	$1,793	$2,270	$1,709	$6,093	$1,709

(F) Using effective tax rate of 21.2%, 21.2%, 6.7%, 21.0% and 21.3% for the three-month periods ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively, and 18.0% and 20.7% for the years ended December 31, 2020 and December 31, 2019, respectively.  Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

(G) Interim periods annualized.

(H) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(I)	Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.
(J)

Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(K)

For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(L)

For calculations of the efficiency ratio excluding merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2020				Sep 30, 2020				Dec 31, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-earning assets:
Loans held for sale	$42,856	$348	3.23%		$50,606	$420	3.30%		$57,171	$570	3.96%
Loans held for investment	17,700,756	220,357	4.95%		18,267,559	225,596	4.91%		15,261,163	212,466	5.52%
Loans held for investment - Warehouse Purchase Program	2,603,455	20,920	3.20%		2,279,461	18,239	3.18%		996,903	9,874	3.93%
Total Loans	20,347,067	241,625	4.72%		20,597,626	244,255	4.72%		16,315,237	222,910	5.42%
Investment securities	8,001,679	36,721	1.83%	(N)	7,603,762	38,033	1.99%	(N)	8,598,736	49,348	2.28%	(N)
Federal funds sold and other earning assets	1,094,487	301	0.11%		618,228	144	0.09%		305,596	600	0.78%
Total interest-earning assets	29,443,233	278,647	3.76%		28,819,616	282,432	3.90%		25,219,569	272,858	4.29%
Allowance for credit losses(B)	(322,138)				(321,424)				(86,795)
Noninterest-earning assets	4,569,811				4,482,646				3,930,651
Total assets	$33,690,906				$32,980,838				$29,063,425

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,545,298	$5,301	0.38%		$5,221,722	$5,028	0.38%		$4,233,880	$5,755	0.54%
Savings and money market deposits	9,170,179	6,985	0.30%		8,937,751	7,833	0.35%		7,109,754	14,187	0.79%
Certificates and other time deposits	3,047,475	7,471	0.98%		3,103,290	9,597	1.23%		3,044,843	12,817	1.67%
Other borrowings	2,435	33	5.39%		13,898	52	1.49%		1,403,686	6,115	1.73%
Securities sold under repurchase agreements	376,779	224	0.24%		378,888	309	0.32%		351,580	879	0.99%
Subordinated notes and trust preferred	81,570	999	4.87%		125,256	1,500	4.76%		87,963	1,075	4.85%
Total interest-bearing liabilities	18,223,736	21,013	0.46%	(O)	17,780,805	24,319	0.54%	(O)	16,231,706	40,828	1.00%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,103,742				8,980,814				7,066,878
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947				29,947				—
Other liabilities	224,907				167,532				320,855
Total liabilities	27,582,332				26,959,098				23,619,439
Shareholders' equity	6,108,574				6,021,740				5,443,986
Total liabilities and shareholders' equity	$33,690,906				$32,980,838				$29,063,425

Net interest income and margin		$257,634	3.48%			$258,113	3.56%			$232,030	3.65%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		664				658				668
Net interest income and margin (tax equivalent basis)		$258,298	3.49%			$258,771	3.57%			$232,698	3.66%

(M) Annualized and based on an actual 365 day or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $11,509, $10,089 and $8,556 for the three-month periods ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.31%, 0.36% and 0.70% for the three-month periods ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2020				Dec 31, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)
Interest-earning assets:
Loans held for sale	$55,883	$1,923	3.44%		$32,065	$1,457	4.54%
Loans held for investment	17,842,438	910,532	5.10%		11,688,754	610,112	5.22%
Loans held for investment - Warehouse Purchase Program	1,964,206	63,440	3.23%		251,274	9,874	3.93%
Total loans	19,862,527	975,895	4.91%		11,972,093	621,443	5.19%
Investment securities	8,022,205	166,812	2.08%	(Q)	8,958,182	209,812	2.34%	(Q)
Federal funds sold and other earning assets	529,075	1,203	0.23%		129,622	1,683	1.30%
Total interest-earning assets	28,413,807	1,143,910	4.03%		21,059,897	832,938	3.96%
Allowance for credit losses(B)	(324,308)				(86,616)
Noninterest-earning assets	4,555,851				3,114,426
Total assets	$32,645,350				$24,087,707

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,177,736	$22,046	0.43%		$3,917,413	$23,982	0.61%
Savings and money market deposits	8,654,874	37,685	0.44%		5,941,929	50,681	0.85%
Certificates and other time deposits	3,194,274	42,771	1.34%		2,314,174	36,725	1.59%
Other borrowings	329,276	3,550	1.08%		971,409	21,323	2.20%
Securities sold under repurchase agreements	371,872	1,627	0.44%		307,277	3,383	1.10%
Subordinated notes and trust preferred	114,499	5,498	4.80%		21,991	1,075	4.89%
Total interest-bearing liabilities	17,842,531	113,177	0.63%	(R)	13,474,193	137,169	1.02%	(R)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	8,558,385				6,006,914
Allowance for credit losses on off-balance sheet credit exposures(B)	25,735				—
Other liabilities	244,047				148,079
Total liabilities	26,670,698				19,629,186
Shareholders' equity	5,974,652				4,458,521
Total liabilities and shareholders' equity	32,645,350				$24,087,707

Net interest income and margin		$1,030,733	3.63%			$695,769	3.30%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,735				3,149
Net interest income and margin (tax equivalent basis)		$1,033,468	3.64%			$698,918	3.32%

(P) Annualized and based on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $38,827 and $30,779 for the years ended December 31, 2020 and 2019, respectively.

(R) Total cost of funds, including noninterest bearing deposits, was 0.43% and 0.70% for the years ended December 31, 2020 and 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
YIELD TREND (S)

Interest-Earning Assets:
Loans held for sale	3.23%	3.30%	3.32%	3.80%	3.96%
Loans held for investment	4.95%	4.91%	5.06%	5.51%	5.52%
Loans held for investment - Warehouse Purchase Program	3.20%	3.18%	3.10%	3.62%	3.93%
Total loans	4.72%	4.72%	4.87%	5.39%	5.42%
Investment securities (T)	1.83%	1.99%	2.19%	2.30%	2.28%
Federal funds sold and other earning assets	0.11%	0.09%	0.10%	1.28%	0.78%
Total interest-earning assets	3.76%	3.90%	4.08%	4.40%	4.29%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.38%	0.38%	0.38%	0.57%	0.54%
Savings and money market deposits	0.30%	0.35%	0.41%	0.71%	0.79%
Certificates and other time deposits	0.98%	1.23%	1.48%	1.63%	1.67%
Other borrowings	5.39%	1.49%	0.45%	1.42%	1.73%
Securities sold under repurchase agreements	0.24%	0.32%	0.37%	0.83%	0.99%
Subordinated notes and trust preferred	4.87%	4.76%	4.80%	4.80%	4.85%
Total interest-bearing liabilities	0.46%	0.54%	0.63%	0.91%	1.00%

Net Interest Margin	3.48%	3.56%	3.68%	3.80%	3.65%
Net Interest Margin (tax equivalent)	3.49%	3.57%	3.69%	3.81%	3.66%

(S) Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $11,509, $10,089, $9,224, $8,005 and $8,556 for the three-month periods ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Balance Sheet Averages
Loans held for sale	$42,856	$50,606	$63,338	$66,917	$57,171
Loans held for investment	17,700,756	18,267,559	18,135,226	17,263,098	15,261,163
Loans held for investment - Warehouse Purchase Program	2,603,455	2,279,461	1,843,097	1,120,324	996,903
Total Loans	20,347,067	20,597,626	20,041,661	18,450,339	16,315,237

Investment securities	8,001,679	7,603,762	8,054,008	8,434,196	8,598,736
Federal funds sold and other earning assets	1,094,487	618,228	172,761	223,631	305,596
Total interest-earning assets	29,443,233	28,819,616	28,268,430	27,108,166	25,219,569
Allowance for credit losses(B)	(322,138)	(321,424)	(325,720)	(328,005)	(86,795)
Cash and due from banks	289,579	267,887	247,426	321,832	275,072
Goodwill	3,231,850	3,231,976	3,223,469	3,223,633	2,658,133
Core deposit intangibles, net	74,919	78,269	81,539	84,865	28,912
Other real estate	14,573	8,061	5,666	5,837	4,864
Fixed assets, net	325,485	325,958	327,811	325,337	308,692
Other assets	633,405	570,495	676,105	615,747	654,978
Total assets	$33,690,906	$32,980,838	$32,504,726	$31,357,412	$29,063,425

Noninterest-bearing deposits	$9,103,742	$8,980,814	$8,583,734	$7,491,798	$7,066,878
Interest-bearing demand deposits	5,545,298	5,221,722	4,949,023	4,990,376	4,233,880
Savings and money market deposits	9,170,179	8,937,751	8,537,352	7,965,440	7,109,754
Certificates and other time deposits	3,047,475	3,103,290	3,224,196	3,404,748	3,044,843
Total deposits	26,866,694	26,243,577	25,294,305	23,852,362	21,455,355
Other borrowings	2,435	13,898	474,867	832,961	1,403,686
Securities sold under repurchase agreements	376,779	378,888	365,077	366,615	351,580
Subordinated notes and trust preferred	81,570	125,256	125,475	125,694	87,963
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	29,947	29,947	13,009	5,673
Other liabilities	224,907	167,532	289,899	262,523	320,855
Shareholders' equity	6,108,574	6,021,740	5,925,156	5,904,248	5,443,986
Total liabilities and equity	$33,690,906	$32,980,838	$32,504,726	$31,357,412	$29,063,425

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019
Period End Balances

Loan Portfolio
Commercial and industrial	$2,210,003	10.9%	$2,171,302	10.5%	$2,214,742	10.5%	$2,500,110	13.1%	$2,507,318	13.3%
Warehouse purchase program	2,842,379	14.0%	2,730,614	13.1%	2,557,183	12.2%	1,713,762	9.0%	1,552,762	8.2%
Construction, land development and other land loans	1,956,960	9.7%	2,081,762	10.0%	2,033,037	9.7%	2,051,021	10.7%	2,064,167	11.0%
1-4 family residential	4,253,331	21.0%	4,189,852	20.1%	4,184,972	19.9%	3,993,138	20.9%	3,880,382	20.6%
Home equity	504,207	2.5%	477,552	2.3%	437,098	2.1%	516,003	2.6%	507,029	2.6%
Commercial real estate (includes multi-family residential)	6,078,764	30.0%	6,179,901	29.7%	6,550,086	31.2%	6,576,213	34.4%	6,556,285	34.9%
Agriculture (includes farmland)	581,352	2.9%	598,972	2.9%	612,694	2.9%	635,295	3.3%	680,855	3.6%
Consumer and other	344,028	1.7%	367,231	1.8%	403,462	1.9%	423,000	2.2%	398,271	2.1%
Energy	512,735	2.5%	604,698	2.9%	639,402	3.0%	718,653	3.8%	698,277	3.7%
Paycheck Protection Program	963,185	4.8%	1,393,757	6.7%	1,392,497	6.6%	—	—	—	—
Total loans	$20,246,944		$20,795,641		$21,025,173		$19,127,195		$18,845,346

Deposit Types
Noninterest-bearing DDA	$9,151,233	33.4%	$8,998,328	34.0%	$9,040,257	34.6%	$7,461,323	31.3%	$7,763,894	32.1%
Interest-bearing DDA	5,899,051	21.6%	5,297,802	20.0%	5,130,495	19.6%	4,980,090	20.9%	5,100,938	21.1%
Money market	6,381,014	23.3%	6,324,127	23.9%	6,148,206	23.5%	5,341,525	22.4%	5,099,024	21.1%
Savings	2,863,086	10.5%	2,772,492	10.5%	2,722,718	10.4%	2,716,247	11.4%	2,756,297	11.3%
Certificates and other time deposits	3,066,108	11.2%	3,066,457	11.6%	3,111,012	11.9%	3,327,172	14.0%	3,479,579	14.4%
Total deposits	$27,360,492		$26,459,206		$26,152,688		$23,826,357		$24,199,732

Loan to Deposit Ratio	74.0%		78.6%		80.4%		80.3%		77.9%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019

Single family residential construction	$579,761	29.6%	$654,933	31.5%	$710,401	34.9%	$655,191	31.9%	$614,647	29.7%
Land development	103,307	5.3%	114,937	5.5%	114,748	5.6%	110,853	5.4%	88,529	4.3%
Raw land	247,628	12.7%	240,154	11.5%	274,159	13.5%	265,943	12.9%	233,559	11.3%
Residential lots	158,441	8.1%	137,615	6.6%	144,765	7.1%	136,861	6.7%	138,961	6.7%
Commercial lots	114,427	5.8%	109,569	5.3%	103,267	5.1%	106,036	5.2%	101,960	4.9%
Commercial construction and other	753,587	38.5%	825,053	39.6%	687,618	33.8%	778,731	37.9%	890,597	43.1%
Net unaccreted discount	(191)		(499)		(1,921)		(2,594)		(4,086)
Total construction loans	$1,956,960		$2,081,762		$2,033,037		$2,051,021		$2,064,167

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2020

	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Collateral Type
Shopping center/retail	$385,110	$297,801	$51,537	$20,041	$34,050	$282,655	$1,071,194
Commercial and industrial buildings	160,522	96,304	18,897	14,146	18,613	165,228	473,710
Office buildings	186,978	518,496	34,392	72,623	5,109	80,726	898,324
Medical buildings	36,975	38,031	3,512	24,195	24,583	58,597	185,893
Apartment buildings	388,780	503,734	26,505	15,439	8,942	194,904	1,138,304
Hotel	70,153	76,272	43,389	28,996	—	139,546	358,356
Other	59,870	29,318	27,869	8,667	2,738	57,518	185,980
Total	$1,288,388	$1,559,956	$206,101	$184,107	$94,035	$979,174	$4,311,761	(V)

Acquired Loans

	Non-PCD Loans			PCD Loans				Total Acquired Loans
	Balance at Acquisition Date	Balance at Sep 30, 2020	Balance at Dec 31, 2020	Balance at Acquisition Date	Balance at Sep 30, 2020		Balance at Dec 31, 2020	Balance at Acquisition Date		Balance at Sep 30, 2020	Balance at Dec 31, 2020
Loan marks:
Acquired banks (W)	$229,080	$6,622	$5,973	$142,128	$—		$—	$371,208		$6,622	$5,973
LegacyTexas merger(X)	116,519	46,493	33,614	177,924	16,760		14,216	294,443		63,253	47,830
Total	345,599	53,115	39,587	320,052	16,760	(Z)	14,216	665,651		69,875	53,803

Acquired portfolio loan balances:
Acquired banks (W)	5,690,998	281,766	266,036	275,221	4,061		3,523	5,966,219		285,827	269,559
LegacyTexas merger(X)	6,595,161	4,187,077	3,603,169	414,352	222,019		192,108	7,009,513		4,409,096	3,795,277
Total	12,286,159	4,468,843	3,869,205	689,573	226,080		195,631	12,975,732	(Y)	4,694,923	4,064,836

Acquired portfolio loan balances less loan marks	$11,940,560	$4,415,728	$3,829,618	$369,521	$209,320		$181,415	$12,310,081		$4,625,048	$4,011,033

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $6.079 billion as of December 31, 2020.

(W) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(X) The LegacyTexas merger was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.4 million at acquisition date.

(Y) Actual principal balances acquired.

(Z) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Asset Quality
Nonaccrual loans	$47,185	$57,412	$62,904	$58,194	$55,243	$47,185	$55,243
Accruing loans 90 or more days past due	1,699	462	8,691	3,255	441	1,699	441
Total nonperforming loans	48,884	57,874	71,595	61,449	55,684	48,884	55,684
Repossessed assets	93	120	187	278	324	93	324
Other real estate	10,593	11,548	6,160	5,452	6,935	10,593	6,935
Total nonperforming assets	$59,570	$69,542	$77,942	$67,179	$62,943	$59,570	$62,943

Nonperforming assets:
Commercial and industrial (includes energy)	$16,176	$17,273	$15,238	$15,987	$17,086	$16,176	$17,086
Construction, land development and other land loans	1,566	2,633	10,530	1,125	1,177	1,566	1,177
1-4 family residential (includes home equity)	25,830	29,953	29,812	28,996	26,453	25,830	26,453
Commercial real estate (includes multi-family residential)	12,315	16,069	20,748	20,155	18,031	12,315	18,031
Agriculture (includes farmland)	2,075	1,931	1,501	896	101	2,075	101
Consumer and other	1,608	1,683	113	20	95	1,608	95
Total	$59,570	$69,542	$77,942	$67,179	$62,943	$59,570	$62,943
Number of loans/properties	208	198	213	198	236	208	236
Allowance for credit losses at end of period	$316,068	$323,635	$324,205	$327,206	$87,469	$316,068	$87,469

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$4,085	$8,344	$12,206	$(28)	$76	$24,607	$884
Construction, land development and other land loans	(110)	478	(6)	(12)	(6)	350	(5)
1-4 family residential (includes home equity)	1,982	252	51	5	20	2,290	19
Commercial real estate (includes multi-family residential)	626	676	—	(81)	254	1,221	251
Agriculture (includes farmland)	(4)	(17)	(3)	(1)	(18)	(25)	(972)
Consumer and other	988	837	753	918	965	3,496	3,094
Total	$7,567	$10,570	$13,001	$801	$1,291	$31,939	$3,271

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.20%	0.24%	0.28%	0.25%	0.25%	0.21%	0.30%
Nonperforming assets to loans and other real estate	0.29%	0.33%	0.37%	0.35%	0.33%	0.29%	0.33%
Net charge-offs to average loans (annualized)	0.15%	0.21%	0.26%	0.02%	0.03%	0.16%	0.03%
Allowance for credit losses to total loans(AA)	1.56%	1.56%	1.54%	1.71%	0.46%	1.56%	0.46%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (H)(AA)	1.92%	1.94%	1.90%	1.88%	0.51%	1.92%	0.51%

(AA) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit:
Net income	$137,091	$130,064	$130,901	$130,848	$86,134	$528,904	$332,552
Add: merger related expenses, net of tax(AB)	—	—	5,904	430	36,658	6,334	36,658
Less: NOL tax benefit (AC)	—	—	(20,145)	—	—	(20,145)	—
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (AB) (AC)	$137,091	$130,064	$116,660	$131,278	$122,792	$515,093	$369,210

Weighted average diluted shares outstanding	92,559	92,656	92,658	94,371	85,573	93,058	73,524
Merger related expenses per diluted share, net of tax(AB)	$—	$—	$0.06	$—	$0.43	$0.07	$0.50
NOL tax benefit per diluted share (AB)	$—	$—	$(0.22)	$—	$—	$(0.22)	$—
Diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit (AB) (AC)	$1.48	$1.40	$1.25	$1.39	$1.44	$5.54	$5.02

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (AB) (AC)	$137,091	$130,064	$116,660	$131,278	$122,792	$515,093	$369,210
Average total assets	$33,690,906	$32,980,838	$32,504,726	$31,357,412	$29,063,425	$32,645,350	$24,087,707
Return on average assets excluding merger related expenses, net of tax, and NOL tax benefit (G) (AB) (AC)	1.63%	1.58%	1.44%	1.67%	1.69%	1.58%	1.53%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (AB) (AC)	$137,091	$130,064	$116,660	$131,278	$122,792	$515,093	$369,210
Average shareholders' equity	$6,108,574	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$5,974,652	$4,458,521
Return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit (G) (AB) (AC)	8.98%	8.64%	7.88%	8.89%	9.02%	8.62%	8.28%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$137,091	$130,064	$130,901	$130,848	$86,134	$528,904	$332,552
Average shareholders' equity	$6,108,574	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$5,974,652	$4,458,521
Less: Average goodwill and other intangible assets	(3,306,769)	(3,310,245)	(3,305,008)	(3,308,498)	(2,687,045)	(3,307,639)	(2,122,154)
Average tangible shareholders’ equity	$2,801,805	$2,711,495	$2,620,148	$2,595,750	$2,756,941	$2,667,013	$2,336,367
Return on average tangible common equity (G)	19.57%	19.19%	19.98%	20.16%	12.50%	19.83%	14.23%

(AB) Calculated assuming a federal tax rate of 21.0%.

(AC) Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (AB) (AC)	$137,091	$130,064	$116,660	$131,278	$122,792	$515,093	$369,210
Average shareholders' equity	$6,108,574	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$5,974,652	$4,458,521
Less: Average goodwill and other intangible assets	(3,306,769)	(3,310,245)	(3,305,008)	(3,308,498)	(2,687,045)	(3,307,639)	(2,122,154)
Average tangible shareholders’ equity	$2,801,805	$2,711,495	$2,620,148	$2,595,750	$2,756,941	$2,667,013	$2,336,367
Return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit (G) (AB) (AC)	19.57%	19.19%	17.81%	20.23%	17.82%	19.31%	15.80%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,130,669	$6,034,877	$5,948,122	$5,855,574	$5,970,835	$6,130,669	$5,970,835
Less: Goodwill and other intangible assets	(3,304,871)	(3,308,170)	(3,311,712)	(3,306,185)	(3,310,075)	(3,304,871)	(3,310,075)
Tangible shareholders’ equity	$2,825,798	$2,726,707	$2,636,410	$2,549,389	$2,660,760	$2,825,798	$2,660,760

Period end shares outstanding	92,571	92,562	92,660	92,652	94,746	92,571	94,746
Tangible book value per share	$30.53	$29.46	$28.45	$27.52	$28.08	$30.53	28.08

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,825,798	$2,726,707	$2,636,410	$2,549,389	$2,660,760	$2,825,798	$2,660,760
Total assets	$34,059,275	$33,197,599	$32,966,649	$31,743,499	$32,185,708	$34,059,275	$32,185,708
Less: Goodwill and other intangible assets	(3,304,871)	(3,308,170)	(3,311,712)	(3,306,185)	(3,310,075)	(3,304,871)	(3,310,075)
Tangible assets	$30,754,404	$29,889,429	$29,654,937	$28,437,314	$28,875,633	$30,754,404	$28,875,633
Period end tangible equity to period end tangible assets ratio	9.19%	9.12%	8.89%	8.96%	9.21%	9.19%	9.21%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses (AA)	$316,068	$323,635	$324,205	$327,206	$87,469	$316,068	$87,469
Total loans	$20,246,944	$20,795,641	$21,025,173	$19,127,195	$18,845,346	$20,246,944	$18,845,346
Less: Warehouse Purchase Program loans	(2,842,379)	(2,730,614)	(2,557,183)	(1,713,762)	(1,552,762)	(2,842,379)	1,552,762
Less: Paycheck Protection Program loans	(963,185)	(1,393,757)	(1,392,497)	—	—	(963,185)	—
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,441,380	$16,671,270	$17,075,493	$17,413,433	$17,292,584	$16,441,380	$10,588,437
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.92%	1.94%	1.90%	1.88%	0.51%	1.92%	0.83%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$120,205	$117,919	$134,368	$124,741	$156,451	$497,233	$396,542

Net interest income	$257,634	$258,113	$258,955	$256,031	$232,030	$1,030,733	$695,769
Noninterest income	36,547	34,924	25,675	34,388	35,506	131,534	124,281
Less: net (loss) gain on sale or write down of assets	(675)	(528)	(3,945)	(385)	(1,870)	(5,533)	(1,813)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	37,222	35,452	29,620	34,773	37,376	137,067	126,094
Total income excluding net gains and losses on the sale or write down of assets and taxes	$294,856	$293,565	$288,575	$290,804	$269,406	$1,167,800	$821,863
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	40.77%	40.17%	46.56%	42.90%	58.07%	42.58%	48.25%

	Three Months Ended					Year-to-Date
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$120,205	$117,919	$134,368	$124,741	$156,451	$497,233	$396,542
Less: merger related expenses	—	—	7,474	544	46,402	8,018	46,402
Noninterest expense excluding merger related expenses	$120,205	$117,919	$126,894	$124,197	$110,049	$489,215	$350,140

Net interest income	$257,634	$258,113	$258,955	$256,031	$232,030	$1,030,733	$695,769
Noninterest income	36,547	34,924	25,675	34,388	35,506	131,534	124,281
Less: net (loss) gain on sale or write down of assets	(675)	(528)	(3,945)	(385)	(1,870)	(5,533)	(1,813)
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	37,222	35,452	29,620	34,773	37,376	137,067	126,094
Total income excluding net gains and losses on the sale or write down of assets and taxes	$294,856	$293,565	$288,575	$290,804	$269,406	$1,167,800	$821,863
Efficiency ratio, excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	40.77%	40.17%	43.97%	42.71%	40.85%	41.89%	42.60%